                                    Exhibit 99.1

Contact
Black Box Corporation
Gary Doyle
Vice President of Corporate Communications and Investor Relations
Phone: (724) 873-6788
Email: investors@blackbox.com

FOR IMMEDIATE RELEASE
BLACK BOX CORPORATION REPORTS THIRD QUARTER OF FISCAL 2015 RESULTS

PITTSBURGH, PENNSYLVANIA, January 27, 2015 - Black Box Corporation (NASDAQ:BBOX), a leading technology solutions provider dedicated to helping customers design, build, manage, and secure their IT infrastructure, today reported results for the third quarter of Fiscal 2015 and nine-month period ended December 27, 2014.
3Q15 Results

•	Revenues were $253.3 million, up 6% from $239.7 million for the same period last year and up 2% from $248.9 million in the sequential period.

•
Provision for income taxes was $2.4 million (31.7% effective rate), down 3% from $2.5 million (27.5% effective rate) for the same period last year and down 7% from $2.6 million (45.2% effective rate) in the sequential period.

•	Net income was $5.3 million, down 21% from $6.7 million for the same period last year and up 65% from $3.2 million in the sequential period.

•	Diluted EPS was $0.34, down 19% from $0.42 for the same period last year and up 65% from $0.21 in the sequential period.

•	Operating net income* was $6.7 million, down 13% from $7.7 million for the same period last year and up 19% from $5.7 million in the sequential period.

•	Operating EPS* was $0.44, down 11% from $0.49 for the same period last year and up 19% from $0.37 in the sequential period.

•
Cash flow provided by operations was $0.4 million, compared to cash flow used for operations of $1.6 million for the same period last year and down 98% from cash flow provided by operations of $15.0 million in the sequential period.

•	We provided $3.5 million to our shareholders by repurchasing $2.0 million of common stock and paying $1.5 million in dividends.

                                    Exhibit 99.1

3QYTD15 Results

•	Revenues were $747.4 million, up 2% from $733.4 million for the same period last year.

•	Provision for income taxes was $8.6 million (41.0% effective rate), down 32% from $12.7 million (39.9% effective rate) for the same period last year.

•	Net income was $12.4 million, down 35% from $19.1 million for the same period last year.

•	Diluted EPS was $0.80, down 33% from $1.20 for the same period last year.

•	Operating net income* was $18.8 million, down 28% from $26.1 million for the same period last year.

•	Operating EPS* was $1.21, down 26% from $1.63 for the same period last year.

•	Cash flow provided by operations was $9.5 million, down 66% from $27.9 million for the same period last year.

•	We provided $11.5 million to our shareholders by repurchasing $7.0 million of common stock and paying $4.5 million in dividends.
* See the information under the caption "Non-GAAP Financial Measures" below for a discussion regarding the usefulness of the non-GAAP financial measures contained in this release, definitions of those non-GAAP financial measures and reconciliations to their most directly comparable GAAP financial measures.
Commenting on the third quarter of Fiscal 2015 results, Michael McAndrew, President and Chief Executive Officer, said, "I am pleased to report that the Black Box team delivered a second consecutive quarter of year-over-year revenue growth in the third quarter of Fiscal 2015.  Strength in both our Products and Services segments drove top-line growth and incremental gross profit dollar contribution.
"Our revenue growth demonstrates that providing innovative solutions to our customers and investing in our business are changing the trajectory of Black Box.  Our focus for the future is to grow gross profit contribution and manage our operating costs to balance investment with operating margin expansion."
Guidance
For the fourth quarter of Fiscal 2015, the Company is targeting:

•	Revenues in the range of $244 million to $249 million.

•	Operating earnings per share in the range of $0.44 to $0.49.
For Fiscal 2015, the Company is targeting:

•	Revenues in the range of $991 million to $996 million.

•	Operating earnings per share in the range of $1.65 to $1.70.
Included in these targets is an effective tax rate of 39.0%. These targets exclude intangibles amortization, restructuring expense and the impact of changes in the fair market value of the Company's interest-rate swaps, and are before any new mergers and acquisition activity that has not been announced.

                                    Exhibit 99.1

Earnings Conference Call
The Company will conduct a conference call beginning at 5:00 p.m. Eastern Daylight Time today, January 27, 2015. Michael McAndrew, President and Chief Executive Officer, will host the call. To participate in the call, please dial 612-332-0107 approximately 15 minutes prior to the starting time and ask to be connected to the Black Box Earnings Call. A replay of the conference call will be available for one week after the teleconference by dialing 320-365-3844 and using access code 349712. A live, listen-only audio webcast of the call will be available through a link on the Investor Relations page of the Company's Web site at http://www.blackbox.com. A webcast replay of the call will also be archived on Black Box's Web site for a limited period of time following the conference call.
About Black Box
Black Box is a leading technology solutions provider dedicated to helping customers design, build, manage, and secure their IT infrastructure. Black Box delivers high-value products and services through its global presence and approximately 4,000 team members. To learn more, visit the Black Box Web site at http://www.blackbox.com.
Black Box® and the Double Diamond logo are registered trademarks of BB Technologies, Inc.
Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this release. You can identify these forward-looking statements by the fact that they use words such as "should," "anticipate," "estimate," "approximate," "expect," "target," "may," "will," "project," "intend," "plan," "believe" and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they may include levels of business activity and operating expenses, expenses relating to corporate compliance requirements, cash flows, global economic and business conditions, successful integration of acquisitions, the timing and costs of restructuring programs and other initiatives, successful marketing of the Company's product and services offerings, successful implementation of the Company's integration initiatives, successful implementation of our government contracting programs, competition, changes in foreign, political and economic conditions, fluctuating foreign currencies compared to the U.S. dollar, rapid changes in technologies, client preferences, the Company's arrangements with suppliers of voice equipment and technology, government budgetary constraints and various other matters, many of which are beyond the Company's control. Additional risk factors are included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2014. We can give no assurance that any goal, plan or target set forth in forward-looking statements will be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments and caution you not to unduly rely on any such forward-looking statements.

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

In millions and may not foot due to rounding	December 27, 2014	March 31, 2014
Assets
Cash and cash equivalents	$33.3	$30.8
Accounts receivable, net	178.1	156.5
Inventories, net	54.9	52.2
Costs/estimated earnings in excess of billings on uncompleted contracts	83.7	89.8
Other assets	26.1	27.0
Total current assets	376.1	356.3
Property, plant and equipment, net	30.2	29.1
Goodwill, net	191.9	193.0
Intangibles, net	90.7	98.6
Other assets	30.9	35.0
Total assets	$719.8	$712.0
Liabilities
Accounts payable	$64.8	$64.6
Accrued compensation and benefits	21.1	26.1
Deferred revenue	29.5	33.8
Billings in excess of costs/estimated earnings on uncompleted contracts	21.6	15.9
Income taxes	2.7	3.2
Other liabilities	39.5	37.0
Total current liabilities	179.3	180.6
Long-term debt	176.1	160.4
Other liabilities	19.1	19.8
Total liabilities	$374.5	$360.9
Stockholders’ equity
Common stock	$—	$—
Additional paid-in capital	497.0	492.4
Retained earnings	257.0	249.2
Accumulated other comprehensive income	(2.8)	7.3
Treasury stock, at cost	(405.9)	(397.9)
Total stockholders’ equity	$345.3	$351.1
Total liabilities and stockholders’ equity	$719.8	$712.0

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In millions, except per share amounts and may not foot due to rounding	3Q15	2Q15	3Q14	3QYTD15	3QYTD14
Revenues
Total Products	$46.6	$44.5	$44.5	$134.4	$135.9
Total Services	206.7	204.3	195.2	613.0	597.5
Total	253.3	248.9	239.7	747.4	733.4
Cost of sales
Total Products	27.9	25.9	25.8	79.1	78.5
Total Services	148.6	149.2	140.2	442.5	427.0
Total	176.5	175.2	165.9	521.7	505.5
Gross profit	76.8	73.7	73.8	225.7	227.9
Selling, general & administrative expenses	65.1	64.0	60.4	193.2	182.1
Goodwill impairment loss	—	—	—	—	—
Intangibles amortization	2.6	2.6	2.9	7.9	9.3
Operating income (loss)	9.0	7.1	10.5	24.6	36.5
Interest expense, net	1.2	1.0	1.2	3.3	3.5
Other expenses (income), net	0.1	0.2	0.1	0.3	1.1
Income (loss) before provision for income taxes	7.7	5.8	9.2	21.0	31.8
Provision (benefit) for income taxes	2.4	2.6	2.5	8.6	12.7
Net income (loss)	$5.3	$3.2	$6.7	$12.4	$19.1
Earnings (loss) per common share
Basic	$0.34	$0.21	$0.42	$0.80	$1.20
Diluted	$0.34	$0.21	$0.42	$0.80	$1.20
Weighted-average common shares outstanding
Basic	15.4	15.5	15.8	15.4	15.9
Diluted	15.5	15.5	15.9	15.5	16.0
Dividends per share	$0.10	$0.10	$0.09	$0.30	$0.27

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In millions and may not foot due to rounding	3Q15	2Q15	3Q14	3QYTD15	3QYTD14
Operating Activities
Net income (loss)	$5.3	$3.2	$6.7	$12.4	$19.1
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities
Intangibles amortization	2.6	2.6	2.9	7.9	9.3
Depreciation	1.7	1.7	1.6	5.1	4.6
Loss (gain) on sale of property	—	—	0.1	(0.1)	0.1
Deferred taxes	—	(2.6)	0.4	(0.1)	5.0
Stock compensation expense	1.3	1.3	1.5	4.9	5.5
Change in fair value of interest-rate swaps	(0.3)	(0.3)	(0.2)	(0.8)	(0.6)
Goodwill impairment loss	—	—	—	—	—
Joint venture investment loss	—	—	—	—	0.8
Changes in operating assets and liabilities (net of acquisitions)
Accounts receivable, net	(14.2)	4.6	(19.2)	(24.1)	(14.2)
Inventories, net	(4.0)	2.1	(1.1)	(3.4)	2.8
Costs/estimated earnings in excess of billings on uncompleted contracts	5.1	(1.0)	12.1	5.8	9.7
All other assets	(0.6)	(0.2)	(1.0)	2.1	1.2
Billings in excess of costs/estimated earnings on uncompleted contracts	1.1	3.8	0.9	5.8	2.2
Accounts payable	3.2	(7.3)	(5.6)	1.1	(5.8)
All other liabilities	(0.9)	7.2	(0.8)	(7.1)	(11.9)
Net cash provided by (used for) operating activities	$0.4	$15.0	$(1.6)	$9.5	$27.9
Investing Activities
Capital expenditures	$(2.8)	$(1.6)	$(1.5)	$(6.4)	$(5.5)
Capital disposals	0.1	—	—	0.2	—
Prior merger-related (payments)/recoveries	—	(0.8)	—	(0.8)	(0.8)
Net cash provided by (used for) investing activities	$(2.7)	$(2.3)	$(1.5)	$(7.0)	$(6.3)
Financing Activities
Proceeds (repayments) from long-term debt	$14.6	$(9.1)	$6.2	$15.6	$(8.5)
Proceeds (repayments) from short-term debt	(3.9)	1.5	2.9	(1.7)	4.0
Purchase of treasury stock	(2.1)	(2.0)	(6.0)	(8.0)	(18.8)
Proceeds from the exercise of stock options	—	—	—	—	1.0
Payment of dividends	(1.5)	(1.6)	(1.4)	(4.5)	(4.2)
Increase (decrease) in cash overdrafts	0.5	(0.2)	(0.5)	0.1	(0.7)
Net cash provided by (used for) financing activities	$7.6	$(11.4)	$1.2	$1.5	$(27.2)
Foreign currency exchange impact on cash	$(0.3)	$(0.7)	$0.6	$(1.5)	$0.4
Increase/(decrease) in cash and cash equivalents	$4.9	$0.6	$(1.2)	$2.5	$(5.1)
Cash and cash equivalents at beginning of period	28.4	27.8	26.8	30.8	30.7
Cash and cash equivalents at end of period	$33.3	$28.4	$25.6	$33.3	$25.6

                                    Exhibit 99.1

Non-GAAP Financial Measures
As a supplement to United States Generally Accepted Accounting Principles ("GAAP"), the Company provides non-GAAP financial measures such as operating income before provision for income taxes ("EBIT"), operating net income, operating earnings per share ("EPS"), revenues excluding foreign currency, adjusted operating income, Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Operating EBITDA and free cash flow to illustrate the Company's operational performance. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly-titled measures of the Company's competitors due to potential differences in the exact method of calculation. However, each of the amounts included in the calculation of non-GAAP financial measures are computed in accordance with GAAP. See below for reconciliations to the most directly comparable GAAP financial measures.
Management uses these non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and associated operating budgets, (c) to allocate resources and (d) to measure operational profitability. Management uses similar non-GAAP measures as an important factor in determining variable compensation for Management and its team members.
Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP financial measures. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Operating EBIT, operating net income and operating EPS
Management believes that operating EBIT, defined by the Company as net income (loss) plus provision (benefit) for income taxes and adjustments, operating net income, defined by the Company as operating EBIT less operational income taxes, and operating EPS, defined as operating net income divided by weighted average common shares outstanding (diluted), provide investors additional important information to enable them to assess, in the way Management assesses, the Company's current and future operations. Adjustments include intangibles amortization, the change in fair value of the interest-rate swaps, goodwill impairment loss and the joint venture investment loss, each of which are non-cash charges, and restructuring, which is a cash charge.
A reconciliation of Net income (loss) to operating EBIT and Operating net income is presented below:

In millions and may not foot due to rounding	3Q15	2Q15	3Q14	3QYTD15	3QYTD14
Net income (loss)	$5.3	$3.2	$6.7	$12.4	$19.1
Provision (benefit) for income taxes	2.4	2.6	2.5	8.6	12.7
Effective tax rate	31.7%	45.2%	27.5%	41.0%	39.9%
Income (loss) before provision for income taxes	$7.7	$5.8	$9.2	$21.0	$31.8

Adjustments
Intangible amortization	$2.6	$2.6	$2.9	$7.9	$9.3
Change in fair value of interest-rate swaps	(0.3)	(0.3)	(0.2)	(0.8)	(0.6)
Restructuring expense	1.0	1.1	0.8	2.7	1.7
Goodwill impairment loss	—	—	—	—	—
Joint venture investment loss	—	—	—	—	0.8
Total pre-tax adjustments	$3.3	$3.5	$3.6	$9.8	$11.2

Operating EBIT	$11.0	$9.3	$12.8	$30.9	$43.1
Operational effective tax rate	39.0%	39.0%	39.5%	39.0%	39.5%
Operational income taxes (1)	4.3	3.6	5.0	12.0	17.0
Operating net income	$6.7	$5.7	$7.7	$18.8	$26.1
(1) The effective tax rate used to determine operational income taxes is based on the Company's projected full-year ordinary income tax expense and the projected full-year impact of certain discreet tax items.

                                    Exhibit 99.1

A reconciliation of Diluted earnings (loss) per share to operating EPS is presented below:

	3Q15	2Q15	3Q14	3QYTD15	3QYTD14
Diluted EPS	$0.34	$0.21	$0.42	$0.80	$1.20
EPS impact *	0.10	0.16	0.07	0.41	0.43
Operating EPS	$0.44	$0.37	$0.49	$1.21	$1.63
* EPS impact is the result of excluding the provision for income taxes and the adjustments and utilizing an operational effective tax rate.
Revenues excluding foreign currency
Management is presented with and reviews revenues which exclude foreign currency and enable an investor to assess, in the way Management assesses, revenues from its core operations.
Information on quarterly revenues excluding foreign currency compared to the same period last year is presented below:

In millions and may not foot due to rounding	3Q15	3Q14	% Change
Revenues	$253.3	$239.7	6%
Foreign currency impact - North America Products	0.1	—
Foreign currency impact - North America Services	0.3	—
Foreign currency impact - International Products	1.9	—
Foreign currency impact - International Services	0.4	—
Revenues (excluding foreign currency)	$256.1	$239.7	7%
Information on quarterly revenues excluding foreign currency compared to the sequential quarter is presented below:

In millions and may not foot due to rounding	3Q15	2Q15	% Change
Revenues	$253.3	$248.9	2%
Foreign currency impact - North America Products	—	—
Foreign currency impact - North America Services	0.2	—
Foreign currency impact - International Products	1.5	—
Foreign currency impact - International Services	0.5	—
Revenues (excluding foreign currency)	$255.5	$248.9	3%
Information on year-to-date revenues excluding foreign currency compared to the same period last year is presented below:

In millions and may not foot due to rounding	3QYTD15	3QYTD14	% Change
Revenues	$747.4	$733.4	2%
Foreign currency impact - North America Products	0.2	—
Foreign currency impact - North America Services	0.8	—
Foreign currency impact - International Products	1.5	—
Foreign currency impact - International Services	(0.2)	—
Revenues (excluding foreign currency)	$749.7	$733.4	2%

                                    Exhibit 99.1

Segment Information
Management is presented with and reviews Revenues, Gross profit, Operating income (loss) and Adjusted operating income by segment. Management believes that Adjusted operating income, defined by the Company as Operating income (loss) plus adjustments, provides investors additional important information to enable them to assess, in the way Management assesses, the Company's current and future operations. Adjustments include intangibles amortization, goodwill impairment loss and restructuring expense.
A reconciliation of Operating income (loss) to Adjusted operating income (by segment) is presented below:

	3Q15		2Q15		3Q14		3QYTD15		3QYTD14
In millions and may not foot due to rounding	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues
North America Products	$21.8		$23.2		$19.5		$64.7		$62.2
International Products	24.8		21.4		25.0		69.7		73.8
Total Products	$46.6		$44.5		$44.5		$134.4		$135.9
North America Services	$198.4		$197.5		$185.8		$590.2		$570.0
International Services	8.3		6.8		9.3		22.8		27.5
Total Services	$206.7		$204.3		$195.2		$613.0		$597.5
Total	$253.3		$248.9		$239.7		$747.4		$733.4
Gross profit
North America Products	$8.7	39.8%	$9.7	41.8%	$8.0	40.8%	$26.3	40.7%	$26.3	42.2%
International Products	10.0	40.3%	8.9	41.7%	10.8	43.2%	28.9	41.5%	31.2	42.3%
Total Products	$18.7	40.1%	$18.6	41.8%	$18.8	42.2%	$55.2	41.1%	$57.4	42.2%
North America Services	$55.8	28.1%	$53.5	27.1%	$53.1	28.6%	$164.5	27.9%	$164.5	28.9%
International Services	2.3	27.6%	1.6	24.1%	1.9	20.0%	6.0	26.3%	6.0	21.7%
Total Services	$58.1	28.1%	$55.1	27.0%	$55.0	28.2%	$170.5	27.8%	$170.5	28.5%
Total	$76.8	30.3%	$73.7	29.6%	$73.8	30.8%	$225.7	30.2%	$227.9	31.1%
Operating income (loss)(1)
North America Products	$0.7	3.2%	$1.9	8.0%	$0.7	3.7%	$2.8	4.3%	$4.2	6.8%
International Products	0.6	2.4%	(0.3)	(1.2)%	1.4	5.6%	0.6	0.9%	4.0	5.4%
Total Products	$1.3	2.8%	$1.6	3.6%	$2.1	4.8%	$3.4	2.5%	$8.2	6.0%
North America Services	$6.9	3.5%	$5.4	2.7%	$8.7	4.7%	$19.8	3.4%	$28.2	5.0%
International Services	0.8	9.7%	—	0.6%	(0.3)	(3.2)%	1.4	6.2%	—	0.1%
Total Services	$7.7	3.7%	$5.4	2.7%	$8.4	4.3%	$21.2	3.5%	$28.3	4.7%
Total	$9.0	3.6%	$7.1	2.8%	$10.5	4.4%	$24.6	3.3%	$36.5	5.0%
Adjustments
North America Products	$—		$—		$0.2		$0.1		$0.2
International Products	0.6		0.3		0.2		1.0		0.3
Total Products	$0.6		$0.3		$0.4		$1.1		$0.5
North America Services	$3.0		$3.3		$3.3		$9.4		$10.4
International Services	—		0.2		0.1		0.2		0.2
Total Services	$3.0		$3.5		$3.4		$9.6		$10.6
Total	$3.6		$3.8		$3.8		$10.7		$11.0
Adjusted operating income(1)
North America Products	$0.7	3.2%	$1.9	8.1%	$0.9	4.5%	$2.8	4.4%	$4.4	7.1%
International Products	1.2	4.8%	—	0.2%	1.6	6.5%	1.6	2.3%	4.3	5.8%
Total Products	$1.9	4.0%	$1.9	4.3%	$2.5	5.6%	$4.5	3.3%	$8.7	6.4%
North America Services	$9.9	5.0%	$8.7	4.4%	$11.9	6.4%	$29.2	4.9%	$38.6	6.8%
International Services	0.8	9.7%	0.2	3.2%	(0.2)	(1.9)%	1.6	7.1%	0.2	0.8%
Total Services	$10.7	5.2%	$8.9	4.4%	$11.8	6.0%	$30.8	5.0%	$38.8	6.5%
Total	$12.6	5.0%	$10.8	4.3%	$14.3	5.9%	$35.3	4.7%	$47.5	6.5%
(1) These results reflect a reclassification of expense that reduced Operating income (loss) and Adjusted operating income in North America Products by $407, $1,218 and $882 in 3Q14, 3QYTD15 and 3QYTD14, respectively, with a corresponding increase of the same amounts for Operating income (loss) and Adjusted operating income in North America Services. This reclassification had no effect on our consolidated financial results.

                                    Exhibit 99.1

EBITDA and Operating EBITDA
Management believes that EBITDA, defined as Net income (loss) plus provision (benefit) for income taxes, interest, depreciation and amortization, is a widely-accepted measure of profitability that may be used to measure the Company's ability to service its debt. Operating EBITDA, defined as EBITDA plus stock compensation expense, the goodwill impairment loss and the joint venture investment loss may also be used to measure the Company's ability to service its debt.
A reconciliation of Net income (loss) to EBITDA and Operating EBITDA is presented below:

In millions and may not foot due to rounding	3Q15	2Q15	3Q14	3QYTD15	3QYTD14
Net income (loss)	$5.3	$3.2	$6.7	$12.4	$19.1
Provision (benefit) for income taxes	2.4	2.6	2.5	8.6	12.7
Interest expense, net	1.2	1.0	1.2	3.3	3.5
Intangibles amortization	2.6	2.6	2.9	7.9	9.3
Depreciation	1.7	1.7	1.6	5.1	4.6
EBITDA	$13.3	$11.2	$15.0	$37.4	$49.3
Stock compensation expense	1.3	1.3	1.5	4.9	5.5
Goodwill impairment loss	—	—	—	—	—
Joint venture investment loss	—	—	—	—	0.8
Operating EBITDA	$14.6	$12.5	$16.5	$42.4	$55.6
Free cash flow
Management believes that free cash flow, defined by the Company as Net cash provided by (used for) operating activities less net capital expenditures, plus Proceeds from stock option exercises, plus or minus Foreign currency exchange impact on cash, is an important measurement of liquidity as it represents the total cash available to the Company.
A reconciliation of Net cash provided by (used for) operating activities to free cash flow is presented below:

In millions and may not foot due to rounding	3Q15	2Q15	3Q14	3QYTD15	3QYTD14
Net cash provided by (used for) operating activities	$0.4	$15.0	$(1.6)	$9.5	$27.9
Net capital expenditures	(2.7)	(1.6)	(1.5)	(6.2)	(5.5)
Foreign currency exchange impact on cash	(0.3)	(0.7)	0.6	(1.5)	0.4
Free cash flow before stock option exercises	$(2.6)	$12.8	$(2.4)	$1.8	$22.8
Proceeds from the exercise of stock options	—	—	—	—	1.0
Free cash flow	$(2.6)	$12.8	$(2.4)	$1.8	$23.8
Significant Balance Sheet ratios and Other Information
Information on certain balance sheet ratios, backlog and headcount is presented below:

Dollars In millions	3Q15	2Q15	3Q14
Days sales outstanding	62 days	55 days	61 days
Aggregate days sales outstanding	84 days	82 days	89 days
Net inventory turns	10.6x	10.9x	9.3x
Six-month order backlog	$169.2	$189.2	$167.5
Team members	3,913	3,906	4,067
Net Debt	$142.8	$133.1	$153.7
Leverage ratio	3.1	2.7	2.5